UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2010

WEST COAST BANCORP
(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-10997
(SEC File Number)

93-0810577
(IRS Employer Identification No.)

5335 Meadows Road, Suite 201
Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On July 15, 2010, the Federal Deposit Insurance Corporation (the "FDIC") and Oregon Division of Finance and Corporate Securities issued an Order Terminating an Order to Cease and Desist pursuant to which the Order to Cease and Desist issued against West Coast Bank (the "Bank"), the wholly owned banking subsidiary of West Coast Bancorp (the "Company"), in October 2009 was terminated, effective immediately.

Item 2.02.  Results of Operations and Financial Condition.

On July 16, 2010, the Company announced its financial results for the second quarter ended June 30, 2010. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference.

The information in and incorporated by reference into the preceding paragraph is being "furnished" by the Company and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore shall not be incorporated by reference into filings by the Company under the Securities Act of 1933, as amended (the "Securities Act").

Item 8.01.  Other Events.

The financial information and related discussion attached as Exhibit 99.2 to this report is incorporated by reference.  This information and discussion, which is derived from the press release, is being filed for purposes of Section 18 of the Exchange Act and therefore incorporated by reference into certain filings under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibits are included with this Form 8-K:

99.1           Press Release dated July 16, 2010.

99.2           Report of Second Quarter 2010 Financial Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP

Dated: July 16, 2010	By:	/s/ Richard R. Rasmussen
Richard R. Rasmussen
Executive Vice President, General Counsel
and Secretary